Exhibit 21.1

SUBSIDIARIES OF POST HOLDINGS, INC. (MO)
(as of November 1, 2022)

Name	Jurisdiction of Incorporation/Formation
8th Avenue Food & Provisions, Inc.*	Missouri
Agricore United Holdings Inc.*	Delaware
Alpen Food Company South Africa (Pty) Limited*	South Africa
American Blanching Company, LLC*	Georgia
Animated Brands Holding, LLC	Delaware
Animated Brands, LLC	Delaware
Attune Foods, LLC*	Delaware
B.L. Marketing Limited	United Kingdom
BE Partner LLC	Ohio
BEF Foods, Inc.	Ohio
BEF Management, Inc.	Ohio
BEF Restaurant Services LLC	Ohio
Bob Evans Core, LLC*	Delaware
Bob Evans Express, LLC	Ohio
Bob Evans Farms, Inc.	Delaware
Bob Evans Farms, LLC	Ohio
Bob Evans Holding, Inc.	Ohio
Bob Evans Transportation Company, LLC	Ohio
Bright Future Foods, LLC	Delaware
Casa Trucking, Inc.	Minnesota
Comet Processing, Inc.	Delaware
Crystal Farms Dairy Company	Minnesota
Dakota Growers Pasta Company, Inc.*	North Dakota
DNA Dreamfields Company, LLC*	Ohio
Golden Boy Foods Ltd.*	Ontario
Golden Boy Foods USA, Inc.*	Delaware
Golden Boy Nut Company, LLC*	Delaware
Golden Nut Company (USA) LLC*	Washington
Henningsen Foods, Inc.	New York
Impact Real Properties, LLC	Delaware
Kettle Creations, LLC	Ohio
Lacka Foods Limited	United Kingdom
M. G. Waldbaum Company	Nebraska
MCafe Holding, LLC	Delaware
Melck Street Management (Pty) Ltd.	South Africa
MFI Holding Corporation	Delaware
MFI International, Inc.	Minnesota

* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.

Name	Jurisdiction of Incorporation/Formation
Michael Foods Group, Inc.	Delaware
Michael Foods of Delaware, Inc.	Delaware
Michael Foods Southwest Co.	Delaware
Michael Foods, Inc.	Delaware
Millbrook Haulage and Storage Co. Limited	United Kingdom
MOM Brands Company, LLC	Minnesota
MOM Brands Sales, LLC	Minnesota
National Pasteurized Eggs, Inc.	Delaware
National Pasteurized Eggs, LLC	Illinois
Northern Star Co.	Minnesota
Papetti’s Hygrade Egg Products, Inc.	Minnesota
PCB Battle Creek, LLC	Delaware
PHI Canada Holding Corp.	Delaware
PHPC Sponsor, LLC	Delaware
Pineland Farms Potato Company, Inc.	Maine
Post Consumer Brands Canada, Inc.	British Columbia
Post Consumer Brands, LLC	Delaware
Post Foods Canada Inc.	British Columbia
Post Foods, LLC	Delaware
Post Holdings Partnering Corporation*	Delaware
Post (Hong Kong) Food Limited	Hong Kong
Primo Piatto, Inc.*	Minnesota
Ryecroft Foods Limited	United Kingdom
Weetabix Company, LLC	Delaware
Weetabix East Africa Limited*	Kenya
Weetabix Food Trading (Shanghai) Co., Ltd.	China
Weetabix GmbH	Germany
Weetabix Iberica SL	Spain
Weetabix Ireland Limited	Republic of Ireland
Weetabix Limited	United Kingdom
Weetabix MEA FZE	United Arab Emirates
Weetabix Mexico SA de CV	Mexico
Weetabix Trustee Limited	United Kingdom
Westminster Acquisition Limited	United Kingdom
Westminster U.K. Holdings Limited	United Kingdom
Westminster US Holding Company	Delaware

* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.